UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  April 1, 2011 (March 28, 2011)

AMERICAN LIBERTY PETROLEUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-156077	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

4900 California Ave, Tower B-210
Bakersfield, CA 93309
 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:       (661) 377-2911

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation

On March 28, 2011, American Liberty Petroleum Corp. (the “Company”) and Keyser Resources, Inc., a Nevada corporation (“Keyser”), extended the maturity dates of four Promissory Notes that the Company had executed in favor of Keyser.

On December 6, 2010, the Company borrowed $290,000 from Keyser (the “Initial Loan”). On January 7, 2011, the Company borrowed $200,000 from Keyser (the “Second Loan”).   Both the Promissory Note (the “Initial Note”) executed by the Company in connection with the Initial Loan and the Promissory Note (the “Second Note”) executed by the Company in connection with the Second Loan contained the following payment terms: (a) the unpaid principal amount accrued interest at the rate of six percent (6%) per annum, (b) the unpaid principal and all accrued but unpaid interest thereon was due and payable on February 28, 2011, and (c) the unpaid principal and accrued but unpaid interest could be prepaid in whole or in part at the option of the Company, without penalty or premium.  Neither the Initial Note nor the Second Note was secured by any assets of the Company.

On February 28, 2011, the Company executed an Amended and Restated Promissory Note that amended and restated the Initial Note in its entirety, but extended the maturity date to March 31, 2011 (the “First A/R Note”), and an Amended and Restated Promissory Note that amended and restated the Second Note in its entirety, but extended the maturity date to March 31, 2011 (the “Second A/R Note”).  Except for the extension of the maturity date, the terms of payment (including the interest rate) remain the same.

In addition, on February 28, 2011, the Company borrowed $50,000 from Keyser (the “Third Loan”), and on March 8, 2011, the Company borrowed an additional $45,000 from Keyser (the “Fourth Loan”).  Both the Promissory Note (the “Third Note”) executed by the Company  in connection with the Third Loan and the Promissory Note (the “Fourth Note”) executed by the Company in connection with the Fourth Loan contained identical payment terms as the Initial Note and the Second Note, except for a maturity date of March 31, 2011.The proceeds of the Third Note and the Fourth Note were used for general operating purposes.

The execution of the Initial Note was disclosed on the Company’s Current Report on Form 8-K filed on December 9, 2010, which is incorporated by reference into this Item 2.03. The execution of the Second Note was disclosed on the Company’s Current Report on Form 8-K filed on January 11, 2011, which is incorporated by reference into this Item 2.03. The execution of the Third Note, and the extension of the Initial Note and the Second Note, was disclosed on the Company’s Current Report on Form 8-K filed on March 4, 2011, which is incorporated by reference into this Item 8.01.  Finally, the execution of the Fourth Note was disclosed on the Company’s Quarterly Report on Form 10-Q filed on March 22, 2011.

The proceeds of the Initial Note and the Second Note were used to make payments of $250,000 and $200,000, respectively, pursuant to an Option Agreement dated May 11, 2010, between the Company and Desert Discoveries, LLC, a Nevada limited liability company. Under the Option Agreement, Desert Discoveries, LLC granted the Company an option (the “Option”) to purchase its interest in five oil and gas leases located in Nevada, subject to the Company’s performance of its obligations under the Option Agreement.  The execution of the Option Agreement was disclosed on the Company’s Current Report on Form 8-K filed on May 17, 2010, which is incorporated by reference into this Item 2.03.   The proceeds of the Third Note and the Fourth Note were used for general operating purposes.

On March 28, 2011, the Company and Keyser executed a Second Amended and Restated Promissory Note that amends and restates the First A/R Note in its entirety, but extends the maturity date to April 30, 2011,  a Second Amended and Restated Promissory Note that amends and restates the Second A/R Note in its entirety, but extends the maturity date to April 30, 2011, an Amended and Restated Promissory Note that amends and restates the Third Note in its entirety, but extends the maturity date to April 30, 2011, and an Amended and Restated Promissory Note that amends and restates the Fourth Note in its entirety, but extends the maturity date to April 30, 2011.Except for the extension of the maturity date, the terms of payment (including the interest rate) remain the same.

The extension of the maturity dates of the four loans is intended to allow the Company additional time to repay the Notes. As previously disclosed, the Company had intended to forgive the repayment of the Initial Note and the Second Note as part of the consideration for a merger transaction between ALP and Keyser that has been abandoned.  The termination of the merger transaction was disclosed on the Company Current Report on Form 8-K filed on March 21, 2011, which is incorporated herein by reference.

Alvaro Vollmers, the sole director and officer of ALP, was the sole director and officer of Keyser until his resignation as described in Item 5.02 above.

Item 9.01        Exhibits.

99.1           Second Amended and Restated Promissory Note in the original principal amount of $290,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.
99.2           Second Amended and Restated Promissory Note in the original principal amount of $200,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.
99.3           Amended and Restated Promissory Note in the original principal amount of $50,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.
99.4           Amended and Restated Promissory Note in the original principal amount of $45,000 executed by American Liberty Petroleum Corp. and made payable to the order of Keyser Resources, Inc. dated March 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2011	AMERICAN LIBERTY PETROLEUM CORP.

	By:	/s/ Alvaro Vollmers
President